UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

KOSMOS ENERGY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Consulting Agreement

On October 31, 2011, Kosmos Energy Ltd., a company incorporated under the laws of Bermuda (the “Company”), and John R. Kemp (“Kemp”), entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Kemp agreed to provide consulting services to the Company, in addition to his duties associated with serving as the chairman of the Board of Directors of the Company.

The Consulting Agreement has a one year term (the “Initial Term”), and thereafter shall automatically renew for successive one-year periods, unless and until either party gives the other, at least 30 days prior to the expiration of the then-current term, written notice that the Consulting Agreement shall not be automatically renewed.

Under the Consulting Agreement, the Company has agreed to pay and provide to Kemp, as payment for Kemp’s consulting services: (i) $45,000 per month; (ii) 18,000 common shares of the Company, which shares shall become 100% vested one year after the Initial Term; and (iii) 12,000 common shares of the Company, to be issued on the first day of each renewal of the Consulting Agreement, if any, which shares shall become 100% vested at the expiration of each such renewal.

Item 1.02. Termination of a Material Definitive Agreement.

Consulting Agreement

On October 31, 2011, Kosmos Energy Holdings, a Cayman Islands exempted company limited by guarantee but not having a share capital (“Kosmos Holdings”), and Kemp entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the parties terminated, effective as of October 31, 2011, that certain Consulting Agreement (the “Kosmos Holdings Consulting Agreement”) between Kosmos Holdings and Kemp, pursuant to which Kemp agreed to provide consulting services to Kosmos Holdings. Furthermore, under the Termination Agreement, Kosmos Holdings and Kemp agreed to release each other from any and all claims, whether known, unknown, derivative or direct that each may have or assert against the other pursuant to the Kosmos Holdings Consulting Agreement.

The Kosmos Holdings Consulting Agreement was terminated in conjunction with Kemp’s entry into the Consulting Agreement referenced in Item 1.01 of this current report, and as a result of the Company’s corporate reorganization, pursuant to which Kosmos Holdings became a wholly-owned subsidiary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KOSMOS ENERGY LTD.

Date: November 2, 2011	By:	/s/ W. GREG DUNLEVY
W. Greg Dunlevy
Chief Financial Officer and Executive Vice President